Exhibit A
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: October 16, 2009	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name	: Lena Chia Yue Joo
		Title	: Managing Director, Legal & Regulations

Dated: October 16, 2009	TEMASEK CAPITAL (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name	: Lena Chia Yue Joo
		Title	: Director

Dated: October 16, 2009	SELETAR INVESTMENTS PTE LTD
	By:	/s/ Syn Yi Ming
		Name	: Syn Yi Ming
		Title	: Director

Dated: October 16, 2009	BAYTREE INVESTMENTS (MAURITIUS) PTE LTD
	By:	/s/ Rooksana Shahabally
		Name	: Rooksana Shahabally
		Title	: Director